UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2022

QUANTUM ENERGY, INC.

(Name of small business in its charter)

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Nevada	333-225892	98-0428608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3825 Rockbottom North Las Vegas, NV 89030
(Address of principal executive offices)
Registrant's telephone number: 702-323-6455
______________________________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).☐ Yes ☒ No

ITEM 8.01 OTHER EVENTS

On August 19, 2022 the Board of Directors and the holders of the Company’s Series D preferred stock removed the right of the Preferred D shareholders to receive any preference with regard to dividends or distributions on liquidation. In addition, the Series D preferred shareholders will have no right to convert their shares. The Series D preferred shares will only have a preference with regard to voting. The Certificate of Designation specifying these rights was filed with the Secretary of State of Nevada on August 19, 2022.

QUANTUM ENERGY, INC.

Date: August 24, 2022

By: /s/William Westbrook
Name:  William Westbrook
Title:   Authorized OfTribble Gap Cornersficer